Exhibit 99.7

Town Hall Meeting May 5 For Investor Communication Purposes Only

Additional Information about the Transaction and Where to Find It Company Confidential 2 The tender offer for the outstanding common stock of Portola Pharmaceuticals, Inc . (“Portola”) has not been commenced . This presentation does not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell Portola securities . The solicitation and offer to buy shares of Portola common stock will only be made pursuant to an Offer to Purchase and related materials . At the time the tender offer is commenced, Alexion Pharmaceuticals, Inc . (“Alexion”) and Odyssey Merger Sub Inc . , a direct wholly owned subsidiary of Alexion (“Purchaser”), will file a Tender Offer Statement on Schedule TO with the SEC and thereafter, Portola will file with the Securities and Exchange Commission (“SEC”) a Solicitation/Recommendation Statement on Schedule 14 D - 9 with respect to the tender offer . Once filed, investors and security holders are urged to read these materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents, as each may be amended or supplemented from time to time) carefully when they become available since they will contain important information that investors and security holders should consider before making any decision regarding tendering their common stock, including the terms and conditions of the tender offer . The Tender Offer Statement, Offer to Purchase, Solicitation/Recommendation Statement and related materials will be filed with the SEC, and investors and security holders may obtain a free copy of these materials (when available) and other documents filed by Alexion and Portola with the SEC at the website maintained by the SEC at www . sec . gov . In addition, the Tender Offer Statement and other documents that Alexion and Purchaser file with the SEC will be made available to all investors and security holders of Portola free of charge from the information agent for the tender offer . Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by Portola under the “Investors and Media” section of Portola’s website at www . portola . com .

Cautionary Notes Regarding Forward - Looking Statements Company Confidential 3 To the extent that statements contained in this press release are not descriptions of historical facts, they are forward - looking statements reflecting the current beliefs, certain assumptions and current expectations of management and may be identified by words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions . Such forward - looking statements are based on management’s current expectations, beliefs, estimates, projections and assumptions . As such, forward - looking statements are not guarantees of future performance and involve inherent risks and uncertainties that are difficult to predict . As a result, a number of important factors could cause actual results to differ materially from those indicated by such forward - looking statements, including : the risk that the proposed acquisition of Portola by Alexion may not be completed ; the possibility that competing offers or acquisition proposals for Portola will be made ; the delay or failure of the tender offer conditions to be satisfied (or waived), including insufficient shares of Portola common stock being tendered in the tender offer ; the failure (or delay) to receive the required regulatory approvals of the proposed acquisition ; the possibility that prior to the completion of the transactions contemplated by the acquisition agreement, Alexion’s or Portola’s business may experience significant disruptions due to transaction - related uncertainty ; the effects of disruption from the transactions of Portola’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, manufactures, suppliers, vendors, business partners and distribution channels to patients ; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement ; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability ; the failure of the closing conditions set forth in the acquisition agreement to be satisfied (or waived) ; the anticipated benefits of Portola’s therapy ( Andexxa ) not being realized (including expansion of the number of patients using the therapy) ; the phase 4 study regarding Andexxa does not meet its designated endpoints and/or is not deemed safe and effective by the Food and Drug Administration (“FDA”) or other regulatory agencies (and commercial sales are prohibited or limited) ; future clinical trials of Portola products not proving that the therapies are safe and effective to the level required by regulators ; anticipated Andexxa sales targets are not satisfied ; Andexxa does not gain acceptance among physicians, payers and patients ; potential future competition by other Factor Xa inhibitor reversal agents ; decisions of regulatory authorities regarding the adequacy of the research and clinical tests, marketing approval or material limitations on the marketing of Portola products ; delays or failure of product candidates or label extension of existing products to obtain regulatory approval ; delays or the inability to launch product candidates (including products with label extensions) due to regulatory restrictions ; failure to satisfactorily address matters raised by the FDA and other regulatory agencies ; the possibility that results of clinical trials are not predictive of safety and efficacy results of products in broader patient populations ; the possibility that clinical trials of product candidates could be delayed or terminated prior to completion for a number of reasons ; the adequacy of pharmacovigilance and drug safety reporting processes ; and a variety of other risks set forth from time to time in Alexion's or Portola’s filings with the SEC, including but not limited to the risks discussed in Alexion's Annual Report on Form 10 - K for the year ended December 31 , 2019 and in its other filings with the SEC and the risks discussed in Portola’s Annual Report on Form 10 - K for the year ended December 31 , 2019 and in its other filings with the SEC . The risks and uncertainties may be amplified by the COVID - 19 pandemic, which has caused significant economic uncertainty . The extent to which the COVID - 19 pandemic impacts Portola’s and Alexion’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume . Alexion and Portola disclaim any obligation to update any of these forward - looking statements to reflect events or circumstances after the date hereof, except as required by law .

Agenda Company Confidential 4 Topic Speaker Welcome Scott Garland Today’s News Scott Garland Deal Overview Mardi Dier What this Means for Us: • Operating Business as Usual • Integration Planning • Practices & Protocols Ernie Meyer John Moriarty Next Steps and Q&A Scott Garland

Today’s News Company Confidential 5 Alexion to Acquire Portola – Expands and diversifies Alexion’s hematology, neurology and critical care commercial portfolio with transformative Factor Xa inhibitor reversal agent – – Conference call and webcast scheduled for today, May 5, at 8:00 a.m. ET – BOSTON & SOUTH SAN FRANCISCO, Calif – MAY 5, 2020 - Alexion Pharmaceuticals, Inc. (NASDAQ:ALXN) and Portola Pharmaceuticals, Inc. (NASDAQ:PTLA) announced today that they have entered into a definitive merger agreement for Alexion to acquire Portola, a commercial-stage biopharmaceutical company focused on life- threatening blood-related disorders. Portola’s commercialized medicine, Andexxa ® [coagulation factor Xa (recombinant), inactivated-zhzo], marketed as Ondexxya ® in Europe, is the first and only approved Factor Xa inhibitor reversal agent, and has demonstrated transformative clinical value by rapidly reversing

Novel • Only FDA approved Factor Xa ( FXa ) inhibitor reversal agent • Orphan Drug • Breakthrough Therapy • CMS NTAP and J - code • Supported by 19 society guidelines • JCAHO recommendation for DOAC - spe cific reversal agent Long Runway • No FDA - approved competition • Strong intellectual property • Potential label expansion • Wholly - owned • Approved in U.S. and Europe (Ondexxya) • Large & growing FXa inhibitor market • Generic entries to FXa inhibitor market starting in 2023 Our Mission: Deliver Andexxa to More Patients Around the World 6 For Investor Communication Purposes Only Global Potential

This Deal Advances that Mission Company Confidential 7 “We believe Andexxa has the potential to become the global standard of care for patients who experience life - threatening bleeds while taking Factor Xa inhibitors apixaban and rivaroxaban. By leveraging Alexion’s strong operational and sales infrastructure and deep relationships in hospital channels, we are well positioned to expand the number of patients helped by Andexxa , while also driving value for shareholders.” Ludwig Hantson , Ph.D. Chief Executive Officer of Alexion “Portola has established a strong foundation for changing the standard of care for patients receiving Factor Xa inhibitors that experience a major, life - threatening bleed. Given their enhanced resources, global footprint and proven commercial expertise, we look forward to working with Alexion to maximize the value of Andexxa . With their commitment to commercial excellence, together, we will be able to drive stronger utilization of Andexxa , increase penetration and accelerate adoption in the critical care setting.” Scott Garland President & CEO of Portola

Our Focus to do What is Best for Patients Guided our Decision Company Confidential 8 • Shared pioneering spirit and global commitment to serve patients through innovative, life - saving therapies and to deliver medical breakthroughs where none currently exist. • Resources, scale and experience to accelerate and maximize patient access to Andexxa globally. • Affirmation of the strong foundation Portola has built with Andexxa / Ondexxya , including its potential to be the global standard of care for Factor Xa inhibitor patients experiencing life - threatening or uncontrolled bleeding.

Deal Overview Company Confidential 9 • Definitive merger agreement unanimously approved by BOD • Tender offer to acquire Portola for $18/share in cash • Best path forward for achieving our mission • Expected to close Q3 2020 subject to necessary approvals and conditions • No immediate impact on day - to - day operations, responsibilities and roles

What this Means for Us Company Confidential 10 • Business as usual for now • Continued focus on corporate and individual goals • Integration team with representation from both companies being formed • Best practices and protocols • Gun - jumping • Social media • Refer all inquiries to Corporate Affairs/IR

Best Practices and Protocols Company Confidential 11 • During the interim period between signing and closing, Alexion and Portola operate as two separate companies . Further guidance will be provided on this topic to avoid ‘gun jumping’ ahead of transaction closure. Please contact Mike Ouimette or John Moriarty if you have questions. • Additional guidance will be provided to the teams about how we will operate during this interim period and plan for integration relating to operating our business, our programs and regulatory interactions. • Please refrain from engaging on Social Media regarding the transaction, in light of the importance of adhering to SEC regulations. This includes posting, sharing or ‘liking’ any news releases about the transaction. Please refer all media/press inquiries to Emily Faucette .

Next Steps Company Confidential 12 • Virtual townhall with Alexion Management this Thursday . • Our continued commitment to serve and work collaboratively with customers, physicians, patients and partners is critical during this time. • Integration planning with Alexion is just beginning, we look forward to updating you over the coming weeks. • Most importantly, thank you for the groundbreaking work to get us here and the effort ahead to ensure a smooth transition!